REPORT OF INDEPENDENT ACCOUNTANTS
ON FINANCIAL STATEMENT SCHEDULES

CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-16428, 33-16463, 33-33338, 33-36836,
33-39315, 33-39657, 33-40941, 33-40942, 33-63972 and 33-63974) of
Sequent Computer Systems, Inc. of our report dated January 25, 1995 appearing on page 42 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-6 of this Form 10-K.


PRICE WATERHOUSE LLP
    (Price Waterhouse LLP)


Portland, Oregon
March 22, 1995